Exhibit 21

SUBSIDIARIES OF ABBOTT LABORATORIES

The following is a list of subsidiaries of Abbott Laboratories as of February 15, 2010.  Abbott Laboratories is not a subsidiary of any other corporation.  Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories’ subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries	Incorporation

Abbott Administration Inc.	Delaware

Abbott Bioresearch Center, Inc.	Delaware

Abbott Biotech Ventures Inc.	Delaware

Abbott Cardiovascular Systems Inc.	California

Abbott Cardiovascular, Inc.	Delaware

Abbott Delaware Inc.	Delaware

Abbott Diabetes Care Inc.	Delaware

Abbott Diabetes Care Sales Corporation	Delaware

Abbott Endocrine Inc.	Delaware

Abbott Endocrinology Inc.	Delaware

Abbott Equity Investments LLC	Delaware

Abbott Exchange Inc.	Delaware

Abbott Health Products, Inc.	Delaware

Abbott Home Infusion Services of New York, Inc.	New York

Abbott International LLC	Delaware

Abbott Investment Holdings Corporation	Delaware

Abbott Laboratories Inc.	Delaware

Abbott Laboratories International Co.	Illinois

Abbott Laboratories Pacific Ltd.	Illinois

Abbott Laboratories Purchasing Company, LLC	Delaware

Abbott Laboratories Residential Development Fund, Inc.	Illinois

Abbott Laboratories Services Corp.	Illinois

Abbott Laboratories (Puerto Rico) Incorporated	Puerto Rico

Abbott Management Corporation	Delaware

Abbott Medical Optics Inc.	Delaware

Abbott Mexico LLC	Delaware

Abbott Molecular Inc.	Delaware

Abbott Nutrition Manufacturing Inc.	Delaware

Abbott Personnel Inc.	Delaware

Abbott Pharmaceutical Corporation	Delaware

Abbott Point of Care Inc.	Delaware

Abbott Resources Inc.	Delaware

Abbott Resources International Inc.	Delaware

Abbott Respiratory LLC	Delaware

Abbott Trading Company, Inc.	Virgin Islands

Abbott Universal Ltd.	Delaware

Abbott Vascular Inc.	Delaware

Abbott Vascular Solutions Inc.	Indiana

Abbott Ventures Inc.	Delaware

Aeropharm Technology, LLC	Delaware

AMO Development, LLC	Delaware

AMO Holdings, Inc.	Delaware

AMO Manufacturing USA, LLC	Delaware

AMO Nominee Holdings, LLC	Delaware

AMO Sales and Service, Inc.	Delaware

AMO Spain Holdings, LLC	Delaware

AMO U.K. Holdings, Inc.	Delaware

AMO US Holdings, Inc.	Delaware

AMO USA Sales Holdings, Inc.	Delaware

AMO USA, LLC	Delaware

AMO WaveFront Sciences, LLC	New Mexico

Aspen Acquisition I, Inc.	Delaware

AVI Corp.	Delaware

Bioabsorbable Vascular Solutions, Inc.	Delaware

BioDisplay Technologies, Inc.	Illinois

CG Nutritionals, Inc.	Delaware

CMM Transportation, Inc.	Delaware

CynoGen Inc.	Delaware

Evalve International Inc.	Delaware

Evalve, Inc.	Delaware

Fournier Pharma, Corp.	Delaware

Gene-Trak Systems Industrial Diagnostics Corp.	Delaware

Gene-Trak, Inc.	Delaware

Ibis Biosciences, Inc.	Delaware

IEP Pharmaceutical Devices, LLC	Florida

IMTC Technologies, Inc.	Delaware

Innogenetics Inc.	Georgia

Integrated Surgical Solutions, LLC	Delaware

Integrated Vascular Systems, Inc.	Delaware

i-STAT Europe, Inc.	Delaware

IVD Instruments, LLC	Delaware

Knoll LLC	Puerto Rico

Knoll Pharmaceutical Company	New Jersey

Kos Pharmaceuticals, Inc.	Delaware

Murex Diagnostics, Inc.	Delaware

Natural Supplement Association, Incorporated	Colorado

North Shore Properties, Inc.	Delaware

Organics L.L.C.	Delaware

PDD II, LLC	Delaware

PDD, LLC	Delaware

Pegasus One, LLC	Delaware

Quest Vision Technology, Inc.	California

Rowell Laboratories, Inc.	Minnesota

S & G Nutritionals, Inc.	Delaware

Solartek Products, Inc.	Delaware

Solvay Biologicals, LLC	Delaware

Solvay Pharma U.S. Holdings, Inc.	Delaware

Solvay Pharmaceuticals, Inc.	Georgia

Swan-Myers, Incorporated	Indiana

Tobal Products Incorporated	Illinois

Unimed Pharmaceuticals, LLC	Delaware

Vectoris Corporation	California

Visiogen, Inc.	Delaware

Woodside Biomedical, Inc.	Delaware

X Technologies Inc.	Delaware

ZonePerfect Nutrition Company	Delaware

International Subsidiaries	Incorporation

Solvay Pharma Algérie EURL	Algeria

Abbott Laboratories Argentina Sociedad Anonima	Argentina

Murex Argentina S.A.	Argentina

Abbott Australasia Pty Ltd	Australia

AMO Australia Pty Ltd	Australia

EAS Australia Pty Ltd	Australia

Solvay Biosciences Pty Ltd.	Australia

Abbott Gesellschaft m.b.H.	Austria

Solvay-Pharma Gesellschaft m.b.H.	Austria

Abbott Bahamas Overseas Businesses Corporation	Bahamas

Abbott Hospital Limited	Bahamas

Abbott Laboratories (Bangladesh) Limited	Bangladesh

Murex Diagnostics International, Inc.	Barbados

Abbott Belgian Investments SPRL	Belgium

AMO Belgium	Belgium

Abbott Belgian Pension Fund A.S.B.L.	Belgium

Abbott S.A.	Belgium

Abbott Vascular International BVBA	Belgium

Genimmune NV	Belgium

Innogenetics NV	Belgium

Solvay Pharma SA	Belgium

Abbott Biotechnology Ltd.	Bermuda

Abbott Diagnostics International, Ltd.	Bermuda

Abbott Ireland	Bermuda

Abbott Pharmaceuticals PR Ltd.	Bermuda

Abbott Strategic Opportunities Limited	Bermuda

Abbott Druvsto sa orgranicenom odgovornoscum za trgovinu l usluge	Bosnia

Abbott Laboratories do Brasil Ltda.	Brazil

Solvay Farma Ltda	Brazil

Instituto em diagnostico Molecular Theranostica Ltda.	Brazil

Solvay Pharma EOOD	Bulgaria

Abbott (Cambodia) LLC	Cambodia

Abbott Laboratories, Limited	Canada

Abbott Point of Care Canada Limited	Canada

Experimental & Applied Sciences Canada Inc.	Canada

Toba Pharma Inc.	Canada

International Murex Technologies Corporation	Canada

AMO Canada Company	Canada

Solvay Pharma Canada Inc.	Canada

Solvay Pharma, Inc	Canada

Unimed Canada, Inc	Canada

Fournier Pharma, Inc	Canada

AMO Global Holdings	Cayman Islands, B.W.I.

AMO Ireland	Cayman Islands

AMO Puerto Rico Manufacturing, Inc.	Cayman Islands

VISX	Cayman Islands

Abbott Laboratories de Chile Limitada	Chile

Abbott Laboratories de Colombia, S.A.	Colombia

Abbott Healthcare Costa Rica, S.A.	Costa Rica

Abbott Laboratories drustvo s ogranicenom odgovomoscu za trgovinu za i usluge	Croatia

Solvay Pharma d.o.o.	Croatia

Abbott Overseas Subsidiary Holding (Cyprus) Limited	Cyprus

Abbott Laboratories, s.r.o.	Czech Republic

Solvay Pharma s.r.o.	Czech Republic

Abbott Laboratories A/S	Denmark

AMO Denmark ApS	Denmark

Solvay Pharma ApS	Denmark

Abbott Laboratorios del Ecuador Cia. Ltda.	Ecuador

Abbott Limited Egypt LLC	Egypt

Sodufa Ltd	Egypt

Sodufa Pharmaceuticals Ltd	Egypt

Solvay Pharma Egypt LLC	Egypt

Abbott, S.A. de C.V.	El Salvador

Abbott OY	Finland

Solvay Pharma Oy	Finland

AMO France S.A.S.	France

Abbott France Instruments S.A.S.	France

Abbott France S.A.S.	France

Solvay Pharmaceuticals SAS	France

Vivalsol SNC	France

Solvay Pharma SAS	France

Laboratoires Fournier SA	France

Fournier Industrie et Sante SAS	France

Innogenetics France SARL	France

Abbott Biotechnology Deutschland GmbH	Germany

Abbott Deutschland GmbH	Germany

Abbott Diagnostics G.m.b.H.	Germany

Abbott GmbH & Co. KG	Germany

Abbott Holding GmbH	Germany

Abbott Management GmbH	Germany

Abbott Vascular Instruments Deutschland GmbH	Germany

Abbott Vascular Deutschland GmbH	Germany

Visiogen Europe GmbH	Germany

AMO Germany GmbH	Germany

Solvay Arzneimittel GmbH	Germany

Solvay Pharmaceuticals GmbH	Germany

Fournier Pharma GmbH	Germany

Innogenetics GmbH	Germany

Abbott Holding Subsidiary (Gibraltar) Limited	Gibraltar

Abbott Holding (Gibraltar) Limited	Gibraltar

Abbott Asia Subsidiary (Gibraltar) Limited	Gibraltar

Abbott Asia (Gibraltar) Limited	Gibraltar

Abbott Laboratories (Hellas) S.A.	Greece

Fournier Hellas SA	Greece

Solvay Pharma MEPE	Greece

Abbott Grenada Limited	Grenada

Abbott Laboratorios, S.A.	Guatemala

AMO Asia Limited	Hong Kong

Abbott Laboratories Limited	Hong Kong

Abbott Laboratories (Hungary) Health Products and Medical Equipment Trading and Servicing Limited Liability Company	Hungary

Solvay Pharma KFT	Hungary

Abbott Healthcare Private Limited	India

Abbott Medical Optics India Private Limited	India

PT. Abbott Indonesia	India

Solvay Pharma India Limited	India

Abbott India Limited	India

PT Solvay Pharma Indonesia	Indonesia

AMO International Holdings	Ireland

AMO Ireland Export Limited	Ireland

AMO Regional Holdings	Ireland

Abbott Ireland Holdings Limited	Ireland

Abbott Laboratories Vascular Enterprises Limited	Ireland

Abbott Laboratories Ireland, Limited	Ireland

Abbott Mature Products International Limited	Ireland

Abbott Mature Products Management Limited	Ireland

Abbott Nutrition Limited	Ireland

Abbott Products	Ireland

Abbott Vascular Devices Ireland Limited	Ireland

Allergan Trading International Limited	Ireland

BiodivYsio Limited	Ireland

Cartoid Interventional Systems Limited	Ireland

Salviac Limited	Ireland

Mednova Limited	Ireland

Solvay Healthcare Ltd.	Ireland

Fournier Laboratories Ireland ltd.	Ireland

Scorpio Designated Corporation Ltd.	Israel

Abbott AVI s.r.l.	Italy

Abbott S.r.l.	Italy

Abbott Vascular Knoll-Ravizza S.p.A	Italy

Autonomous Employee Welfare Fund for Abbott S.p.A. Dirigenti	Italy

AMO Italy S.R.L.	Italy

Innogenetics S.r.L.	Italy

Solvay Pharma S.p.A.	Italy

Abbott West Indies Limited	Jamaica

AMO Japan K.K.	Japan

Abbott Japan Co. Ltd	Japan

Abbott Vascular Japan Co., Ltd	Japan

Solvay Seiyaku KK	Japan

Abbott Korea Limited	Korea, South

Abbott Laboratories Baltics	Latvia

Abbott Middle East S.A.R.L.	Lebanon

UAB “Abbott Laboratories”	Lithuania

Solvay Pharma UAB	Lithuania

Abbott International Luxembourgh S.ar.l.	Luxembourg

Abbott Investments Luxembourg S.ar.l.	Luxembourg

Abbott Overseas Luxembourg S.ar.l.	Luxembourg

Abbott Asia (Gibraltar) Limited Luxembourg S.C.S.	Luxembourg

Abbott Holding Subsidiary (Gibraltar) Limited Luxembourg S.C.S.	Luxembourg

Abbott Asia Subsidiary (Gibraltar) Limited Luxembourg S.C.S.	Luxembourg

Abbott Holdings Luxembourg S.ar.l Dutch S.C.S.	Luxembourg

Abbott Holdings Luxembourg S.ar.l Swiss S.C.S.	Luxembourg

Abbott Holdings Luxembourg S.ar.l.	Luxembourg

Abbott Laboratories (Malaysia) Sdn. Bhd.	Malaysia

AMO Malta Limited	Malta

Abbott Laboratories de Mexico, S.A. de C.V.	Mexico

I talmex SA	Mexico

Abbott Laboratories (Mozambique) Limitada	Mozambique

Abbott B.V.	Netherlands

Abbott Biotechnology Netherlands B.V.	Netherlands

AMO Groningen B.V.	Netherlands

Abbott Holdings B.V.	Netherlands

Abbott Knoll Investments B.V.	Netherlands

Abbott Laboratories B.V.	Netherlands

Abbott Logistics B.V.	Netherlands

Abbott Nederland C.V.	Netherlands

Abbott PR Holdings B.V.	Netherlands

Abbott Vascular Devices Holland B.V.	Netherlands

AMO Netherlands BV	Netherlands

AMO Groningen B.V.	Netherlands

EAS International B.V.	Netherlands

IMTC Finance B.V.	Netherlands

IMTC Holdings B.V.	Netherlands

MediSense Europe B.V.	Netherlands

Sodufa BV	Netherlands

Solvay Pharmaceuticals BV	Netherlands

Solvay Pharma BV	Netherlands

Octrooibureau Zoan BV	Netherlands

Duphar International Research BV	Netherlands

Solvay Biologicals BV	Netherlands

Abbott Laboratories NZ Limited	New Zealand

EAS Asia/Pacific Limited	New Zealand

Abbott Norge AS	Norway

AMO Norway AS	Norway

Solvay Pharma AS	Norway

Abbott Laboratories (Pakistan) Limited	Pakistan

Abbott Laboratories, C.A.	Panama

Abbott Overseas, S.A.	Panama

Abbott (Guangzhou) Nutritionals Co., Ltd	People’s Republic of China

AMO (Hangzhou) Co., Ltd	People’s Republic of China

AMO (Shanghai) Medical Devices Trading Co., Ltd	People’s Republic of China

Abbott Laboratories Trading (Shanghai) Co., Ltd	People’s Republic of China

Guidant International Trading (Shanghai) Co., Ltd	People’s Republic of China

Shanghai Abbott Pharmaceutical Co., Ltd	People’s Republic of China

Abbott Laboratorios S.A.	Peru

Abbott Laboratories (Phillippines)	Philippines

Union-Madison Realty Company, Inc.	Philippines

Solvay Pharma Inc., Philippines	Philippines

Abbott Laboratories Poland Sp. zo.o	Poland

Solvay Pharma Sp.z.o.o.	Poland

Fournier Polska Sp. z.o.o.	Poland

Abbott Laboratorios, Limitada	Portugal

Abbottfarma-Promocao de Produtos Farmaceuticos, Lda	Portugal

Knoll-Promocao de Produtos Farmaceuticos, Lda	Portugal

MediSense-Promocao de Produtos Farmaceuticos, Lda	Portugal

Premier-Promocao de Produtos Farmaceuticos, Lda	Portugal

Solvay Farma Lda.	Portugal

Voxfarma Prodctos Farmaceiticos, Unipessoal Lda.	Portugal

Solvay Romania SRL	Romania

Limited Liability Company Abbott Laboratories	Russia

Solvay Pharma OOO	Russia

AMO Singapore Pte. Limited	Singapore

Abbott Laboratories (Singapore) Private Limited	Singapore

Abbott Manufacturing Singapore Private Limited	Singapore

Solvay Pharma Singapore	Singapore

Abbott Laboratories Slovakia s.r.o.	Slovakia

Solvay Pharma S.r.o.	Slovakia

Abbott Laboratories druzba za farmacijo in diagnostiko d.o.o.	Slovenia

Abbott Laboratories South Africa (Proprietary) Limited	South Africa

Experimental & Applied Sciences Africa (Proprietary) Limited	South Africa

Knoll Pharmaceuticals South Africa (Proprietary) Limited	South Africa

Murex Biotech South Africa (Proprietary) Limited	South Africa

Murex Diagnostics South Africa (Proprietary) Limited	South Africa

Solvay Pharma (Pty) Ltd.	South Africa

AMO Manufacturing Spain S.L.	Spain

Abbott Cientifica, S.A.	Spain

Abbott Laboratories, S.A.	Spain

Abbott Medical Optics Spain, S.L.	Spain

Bioresearch Espana, S.A.	Spain

Fundacion Abbott	Spain

Liade Sociedad Anomina (S.A.)	Spain

Solvay Pharma SA	Spain

Duphar Nezel SL	Spain

Innogenetics Diagnostica Iberia, S.L.	Spain

Abbott Scandinavia AB	Sweden

Abbott Medical Optics Norden AB	Sweden

Advanced Medical Optics Uppsala AB	Sweden

Solvay Pharma AB	Sweden

Abbott AG	Switzerland

Abbott Finance Company S.A.	Switzerland

Abbott Laboratories S.A.	Switzerland

Abbott Service AG	Switzerland

AMO Switzerland GmbH	Switzerland

Knoll-Bioresearch AG	Switzerland

Solvay Pharma AG	Switzerland

Solvay Pharma Marketing & Licensing AG	Switzerland

Abbott Fund Tanzania Limited	Tanzania

Abbott Laboratories Tanzania Limited Tanzania	Tanzania

Abbott Laboratories Limited	Thailand

Solvay Thailand	Thailand

Solvay Pharma Tunisic Sarl	Tunisia

Abbott Laboratuarfari ithalat lhracat Ve Ticaret Limited Sirketi	Turkey

Solvay Ilac VE Ecza Ticaret Sirteki (Solvay Pharma Turkey)	Turkey

AMO United Kingdom Limited	United Kingdom

Abbott (UK) Finance Limited	United Kingdom

Abbott (UK) Holdings Limited	United Kingdom

Abbott Asia Holdings Limited	United Kingdom

Abbott Iberian Investments Limited	United Kingdom

Abbott Iberian Investments (2) Limited	United Kingdom

Abbott Asia Investments Limited	United Kingdom

Abbott Capital India Limited	United Kingdom

Abbott Diabetes Care Limited	United Kingdom

Abbott Equity Holdings Unlimited	United Kingdom

Abbott Investments Limited	United Kingdom

Abbott Laboratories Limited	United Kingdom

Abbott Laboratories Trustee Company Limited	United Kingdom

Abbott Vascular Devices Limited	United Kingdom

Abbott vascular Devices (2) Limited	United Kingdom

Experimental and Applied Sciences UK Limited	United Kingdom

IMTC Holdings (UK) Limited	United Kingdom

i-STAT Limited	United Kingdom

Knoll UK Investments Unlimited	United Kingdom

Murex Biotech (UK) Limited	United Kingdom

Murex Biotech Limited	United Kingdom

Therasense UK Limited	United Kingdom

Vysis (UK) Limited	United Kingdom

British Colloids Ltd.	United Kingdom

Solvay Healthcare Ltd.	United Kingdom

Mansbridge Pharmaceuticals Ltd.	United Kingdom

Fournier Pharmaceuticals Ltd.	United Kingdom

Abbott Laboratories Uruguay S.A.	Uruguay

Abbott Laboratories C.A.	Venezuela

Abbott Trading Company, Inc	Virgin Islands